Contact: Noel R. Devine:
856-552-5015
ndevine@sunnb.com

News Release
For Immediate Release

Sun Bancorp Appoints Anthony R. Coscia and William J. Marino to Board of Directors

VINELAND, N.J., November 4, 2010/PRNewswire-FirstCall/-- Sun Bancorp, Inc. (Nasdaq: SNBC) today announced it had appointed Anthony R. Coscia and William J. Marino to Sun Bancorp’s Board of Directors.  Thomas X. Geisel, President and CEO of Sun Bancorp, remarked, “Mr. Coscia is a well-respected business leader who has been actively involved in both the private and government sectors in New Jersey and New York.  Mr. Marino is a highly regarded business and philanthropic leader, one who has played an important role in policy and legislative matters in New Jersey.  I look forward to having Tony and Bill serve on the Board of Directors, with the leadership and experience each has achieved in their respective fields.”

Mr. Coscia is a Partner in the law firm of Windels Marx Lane & Mittendorf, LLP, based in New York, NY, where he specializes in corporate, commercial and real estate matters and also serves as a member of the executive committee.  Mr. Coscia serves as Chairman of the Board of Commissioners of the Port Authority of New York and New Jersey and on the Board of Directors for Amtrak.  “In recognizing the vital importance of banking to the regional economic climate, I am pleased to join Sun Bancorp’s Board of Directors, and to have this opportunity to assist Sun in growing and building for the future,” Mr. Coscia remarked.

Mr. Marino is Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey, New Jersey’s oldest and largest health insurer, and has over 35 years of experience in health and employee benefits fields.  He serves on the Board of Directors of The Blue Cross Blue Shield Association, where he is a member of the Health Policy and Legislation Committee.  Mr. Marino is Chairman of the New Jersey Performing Arts Center (NJ PAC) and former Chairman of the New Jersey State Chamber of Commerce.  Mr. Marino commented, “In this time of regulatory change, banks and health care have much in common.  I am truly delighted to serve as a member of Sun Bancorp’s Board of Directors, and look forward to working with the Company to realize their vision for growth.”

“The addition of these two successful businessmen serves as a fine complement to Sun’s current Board of Directors.  They join Board members Wilbur L. Ross Jr., one of the most highly regarded private equity investors in the country, and our Founder and Chairman, Bernard A. Brown.  This will assist us to extend our promise and potential across the state,” said Mr. Geisel.

Sun Bancorp, Inc. • 226 Landis Avenue • Vineland, NJ • 08360
(856) 691-7700 • www.sunnb.com • Member FDIC • Equal Housing Lender

Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions.  Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the Company’s filings with the Securities and Exchange Commission.

About Sun Bancorp

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.6 billion asset bank holding company headquartered in Vineland, New Jersey.  Its primary subsidiary is Sun National Bank, serving customers through more than 60 locations in New Jersey.  Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC).  For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

Sun Bancorp, Inc. • 226 Landis Avenue • Vineland, NJ • 08360
(856) 691-7700 • www.sunnb.com • Member FDIC • Equal Housing Lender